EXHIBIT 99.1

Allied Nevada Receives Permit for Operation of Refinery

May 26, 2009 Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-A: ANV) is pleased to announce that it has received the final permit allowing for the completion and operation of the refinery at its wholly owned Hycroft gold mine located near Winnemucca, Nevada. The permit was issued on May 20, 2009, and commissioning of the refinery has begun. It is expected that the refinery will be fully operational by early June.

“We are pleased to have received this final permit allowing us to complete the refinery and bring it into operation. The refinery will allow us to condense the processing time for the production and sale of doré and will help to decrease overall costs,” said Scott Caldwell, President & CEO of Allied Nevada.

About Allied Nevada

Allied Nevada is a Nevada based, North American focused gold mining and exploration company. Its flagship mine, the Hycroft mine located near Winnemucca, Nevada, has been in operation since July 2008 and is expected to reach ‘steady-state’ production by mid-2009. At the Hycroft mine, exploration efforts in 2009 will be focused on identifying additional oxide ore reserves that can extend the mine life and continuing to assess the economic potential of the sulfide mineralization that has been identified. In addition to the Hycroft mine, the Company has six properties which have reported mineralized material and more than 100 other early stage exploration properties. On an ongoing basis, we evaluate our exploration portfolio to determine ways to increase the value of these properties.

For further information on Allied Nevada, please contact:

Scott Caldwell	Tracey Thom
President & CEO	Vice President, Investor Relations
(775) 358-4455	(416) 409-6007

or visit the Allied Nevada website at www.alliednevada.com

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, statements regarding results of exploration drilling and assay programs currently underway at Hycroft; the Company’s expectation regarding the completion of the Hycroft refinery of the benefits generated from the operation of the refinery; potential for confirming, upgrading and expanding oxide gold and silver mineralized material at Hycroft; results of evaluation of underlying sulfide mineralization at Hycroft; the Company’s expectations regarding the potential to increase production and reduce costs at Hycroft; reserve and resource estimates; expectations regarding the life of the Hycroft mine and the cash flow generated by the property; expectations regarding the amount of future gold and silver production from the Hycroft mine; expectations regarding the Company’s future capital requirements and the sources and adequacy of liquidity available to the Company; and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks relating to Allied Nevada’s lack of operating history; risks that Allied Nevada’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; availability of outside contractors in connection with Hycroft and other activities; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Cautionary Note to U.S. Investors concerning estimates of Measured, Indicated and Inferred Resources: This press release uses the terms “measured”, “indicated” and “inferred” “resources.” We advise U.S. investors that while these terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission (“SEC”) does not recognize them. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute “reserves” as in-place tonnage and grade without reference to unit measures. The term “contained gold ounces” used in this press release is not permitted under the rules of the SEC. U.S. investors are cautioned not to assume that any part or all of a measured, indicated or inferred resource exists or is economically or legally mineable.

Hycroft Refinery Permit Received |	2